U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K
                              --------------------



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): December 16, 2003




                                  AVITAR, INC.
             (Exact name of registrant as specified in its charter)



Delaware                                 1-15695                06-1174053
(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
 Incorporation or Organization)                              Identification No.)

                                   65 Dan Road
                           Canton, Massachusetts 02021
                    (Address of Principal Executive Offices)

                                 (781) 821-2440
                (Issuer's Telephone Number, Including Area Code)

=======================================================================



Item 2. Acquisition or Disposition of Assets

On December 16, 2003, Avitar, Inc. ("Avitar") completed the sale of substantially all the assets of its subsidiary, United States Drug Testing Laboratories, Inc. ("USDTL"), for the total price of $1 million, of which $500,000 was paid upon closing. Payment of the balance of the purchase price will be required when the buyer achieves certain revenue targets. The buyer of the assets is Nichols Laboratories, Inc. ("Nichols"), which is controlled by the former President of USDTL. Nichols also acquired the name of USDTL and entered into a Service and Consulting Agreement with Avitar. The terms of this transaction were based upon arms-length negotiations between Avitar and Nichols.

Item 5. Other Events and Regulation FD Disclosure.

On November 6, 2003, Virotek LLC, ("Virotek") filed a complaint against Avitar in the Circuit Court of the 19th Judicial Circuit in Lake County, Illinois. Virotek, which is a former supplier to Avitar, asserted in its complaint that Avitar repudiated an alleged agreement to purchase 2 million units of a rapid test strip from Virotek and, as a result of such repudiation, Virotek is seeking $4,007,782.00 in lost profits. Avitar believes that this lawsuit is baseless and without legitimate grounds and accordingly intends to contest it vigorously.

Item 7. Financial Statements and Exhibits:

(b) Pro forma financial information, if required, will be filed by December 31, 2003 in regard to the transaction reported in Item 2.

(c)  Exhibits.

(2.1)Asset  Purchase  Agreement,  dated as of December 1, 2003,  among  Nichols,
     USDTL and Avitar.

(10.1) Service and Consulting Agreement, dated as of December 9, 2003, made by and between Nichols and Avitar.

(99.1) Press Release Issued on December 16, 2003




                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Avitar, Inc.
                                                (Registrant)
Date December 16, 2003                          /s/ Jay Leatherman, CFO
 -----------------                              -----------------------
                                                (Signature)